UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2012

KIT DIGITAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34437	11-3447894
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

26 West 17th Street - 2nd Floor	10011
New York, New York	(Zip Code)
(Address of principal executive offices)

Registrant's telephone number, including area code: +1 (646) 553-4845

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

KIT digital, Inc.

May 21, 2012

Item 1.01	Entry into a Material Definitive Agreement.

Barak Bar-Cohen Employment Agreement:

On April 1, 2012, Mr. Barak Bar-Cohen, the Company’s then Chief Administrative Officer, assumed the role of interim Chief Executive Officer. Mr. Bar-Cohen’s employment agreement, entered into on July 1, 2011 (the “Bar-Cohen Employment Agreement”), provided for Mr. Bar-Cohen to serve as the Company’s Chief Administrative Officer for an initial term of two years, beginning on July 1, 2011, automatically renewing for subsequent two year periods unless either party provides written notice at least 120 days prior to the expiration of the two year period or the Bar-Cohen Employment Agreement otherwise terminates in accordance with its terms. Under the Bar-Cohen Employment Agreement, Mr. Bar-Cohen was eligible to receive an annual base salary of $240,000 and an annual performance-based cash bonus of 70% of base salary. In addition, he received a grant of 34,000 stock options and 80,000 performance contingent restricted stock units.

The Bar-Cohen Employment Agreement provides for his participation in the Company’s fringe benefit programs, including the Company’s health, dental, vision life, accident, short and long term disability insurance programs. The Bar-Cohen Employment Agreement also called for the Company to make payments to Mr. Bar-Cohen to facilitate his relocation to the Company’s headquarters in Prague, Czech Republic, by reimbursing moving and travel expenses for Mr. Bar-Cohen and his family and the reimbursement of costs associated with the renting of his U.S. residence, subject to certain limits set forth in the Bar-Cohen Employment Agreement.

If Mr. Bar-Cohen’s employment under the Bar-Cohen Employment Agreement is terminated “without cause” by the Company or “for cause” by Mr. Bar-Cohen, he will be eligible to receive severance equal to six months base salary and any performance-based cash bonus then outstanding. If his employment terminates as a result of his disability, he will be eligible to receive a continuation of base salary for the lesser of three months or until the date on which his disability insurance benefits commence, and any performance-based cash bonus then outstanding. If his employment terminates as a result of his death, he will be eligible to receive a continuation of his base salary through the third month from which his death occurs, reimbursement of expenses and payment for accrued but unused vacation time and any performance-based cash bonus then outstanding.

A termination “for cause” by the Company means the occurrence of any of the following: (a) Mr. Bar-Cohen's material breach of the Bar-Cohen Employment Agreement, material non-performance of any assigned duties, material breach of the non-competition provisions and Mr. Bar-Cohen's failure to cure such material breach within 30 days following receipt of notice of the same from the Company; (b) the appropriation (or attempted appropriation) of a material business opportunity of the Company, including attempting to secure or securing any profit, for himself or others, in connection with any transaction entered into on behalf of the Company; (c) the misappropriation (or attempted misappropriation) of any of the Company's funds or property; or (d) the conviction of, the indictment for (or its procedural equivalent), or the entering of a guilty plea or plea of no contest with respect to, a felony, the equivalent thereof, or any other crime based upon moral turpitude with respect to which imprisonment is a possible punishment.

A termination “for cause” by Mr. Bar-Cohen means the occurrence of any of the following: (a) the assignment to Mr. Bar-Cohen of duties materially inconsistent with Mr. Bar-Cohen's position, or any significant diminution in Mr. Bar-Cohen's duties, responsibilities or compensation, other than in connection with the termination of the Mr. Bar-Cohen's employment for cause, disability or as a result of Mr. Bar-Cohen's death or by Mr. Bar-Cohen other than for cause; (b) the change in the location of Mr. Bar-Cohen's office from primarily New York City and secondarily Prague without Mr. Bar-Cohen's consent; (c) any material breach of the Bar-Cohen Employment Agreement by the Company which is continuing; (d) a “Change in Control”, provided that a “Change in Control” shall only constitute cause if Mr. Bar-Cohen terminates his employment within six (6) months following the “Change in Control”; provided, however, Mr. Bar-Cohen shall not be deemed to have cause pursuant to clauses (a) or (c) above unless Mr. Bar-Cohen gives the Company written notice of the specified conduct or event which has occurred and the Company fails to cure such conduct or event within thirty (30) days of receipt of such notice.

A "Change in Control" shall be deemed to have occurred when, after July 1, 2011, any new person or entity becomes the beneficial owner, directly or indirectly, of 50% or more of the voting power of the Company’s then outstanding securities.

Pursuant to the Bar-Cohen Employment Agreement, Mr. Bar-Cohen agreed to be bound by a confidentiality agreement that applies during and after termination of his employment with the Company, acknowledged that all “Employee Inventions” belong exclusively to the Company, and agreed to be bound by a non-competition and non-interference agreement that applies during and one year after termination of his employment with the Company.

An "Employee Invention" means any idea, invention, technique, modification, process, or improvement (whether patentable or not), any industrial design (whether registrable or not), any mask work, however fixed or encoded, that is suitable to be fixed, embedded or programmed in a product (whether recordable or not), and any work of authorship (whether or not copyright protection may be obtained for it) created, conceived, or developed by Mr. Bar-Cohen, either solely or in conjunction with others, during his employment period, or a period that includes a portion of his employment period, that relates in any way to, or is useful in any manner in, the business then being conducted or proposed publicly to be conducted by the Company, and any such item created by Mr. Bar-Cohen, either solely or in conjunction with others, following termination of Mr. Bar-Cohen 's employment with the Company, that is based upon or uses confidential information.

Barak Bar-Cohen - Amendment to the Employment Agreement:

On May 15, 2012, the Company and Mr. Bar-Cohen entered into an amendment (the “Bar-Cohen Amendment”) to the Bar-Cohen Employment Agreement reflecting his appointment as interim Chief Executive Officer on April 1, 2012. Thus, the Bar-Cohen Amendment is intended to apply during the period in which Mr. Bar-Cohen will be acting interim Chief Executive Officer, effective as of April 1, 2012.

Under the Bar-Cohen Amendment, Mr. Bar-Cohen’s annual base salary is increased to $500,000 and he is eligible to receive a bonus of $250,000 within three business days after the closing of a financing arrangement in which the Company raises at least $25,000,000 in capital through the issuance of equity or debt obligations. The Company raised such amount in an offering which closed on May 17, 2012. In addition, the annual performance-based cash bonus opportunity was increased to 100% of Mr. Bar-Cohen’s base salary.

The Bar-Cohen Amendment provides that Mr. Bar-Cohen is eligible to receive on May 17, 2012, which the second business day following the filing of the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2012, a grant of (i) non-qualified stock options to purchase up to 142,586 shares of common stock of the Company, and (ii) 107,142 restricted shares of common stock of the Company. The equity grants made to Mr. Bar-Cohen under the Bar-Cohen Amendment vest in 12 equal quarterly installments over three years and shall accelerate if Mr. Bar-Cohen’s employment is terminated “without cause” by the Company or “for cause” by Mr. Bar-Cohen, other than on account of a Change in Control. The applicable withholding and employment taxes imposed on the equity grants made to Mr. Bar-Cohen under the Bar-Cohen Amendment may, under certain conditions specified in the Bar-Cohen Amendment, be satisfied by the Company’s withholding of shares of common stock of the Company otherwise deliverable to Mr. Bar-Cohen pursuant to the equity grants made to Mr. Bar-Cohen under the Bar-Cohen Amendment, having a fair market value (based upon the closing price of a share of common stock of the Company as reported on a consolidated basis for stock listed on Nasdaq or such other principal stock exchange or market on which those shares are then traded) on the date on which the taxable event resulting in such taxes being required to be withheld occurs, equal to the minimum statutory amount required to be so withheld.

Under the Bar-Cohen Amendment, his severance is increased to 12 months base salary and he is eligible to continue participating in the Company’s medical and dental plan for one year following his termination, in the event Mr. Bar-Cohen’s employment is terminated “without cause” by the Company or “for cause” by Mr. Bar-Cohen.

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Under the Bar-Cohen Amendment, if Mr. Bar-Cohen’s employment under the Bar-Cohen Employment Agreement is terminated “without cause” by the Company or “for cause” by Mr. Bar-Cohen, other than on account of a Change in Control, the unvested portion of the equity grants made pursuant to the Bar-Cohen Amendment shall vest, and all unvested options, restricted stock and restricted stock units granted to Mr. Bar-Cohen prior to his entering into the Bar-Cohen Amendment that are purely time-vested, shall vest. The Company’s removal of Mr. Bar-Cohen as Interim CEO, other than “for cause” by the Company, on account of his disability, or on account of his appointment as the permanent CEO, shall constitute a termination “for cause” by Mr. Bar-Cohen.

The Bar-Cohen Amendment also provides for reimbursements for association memberships, legal fees incurred in negotiating the Bar-Cohen Amendment and moving expenses if Mr. Bar-Cohen relocates back to the United States while CEO of the Company.

In consideration for the undertakings by the Company pursuant to the Bar-Cohen Amendment, Mr. Bar-Cohen agreed to release the Company and its affiliates for any claims he may have with respect to any failures by the Company prior to May 15, 2011 to comply with any requirement under the Bar-Cohen Employment Agreement or any equity or other award agreement between the Company and Mr. Bar-Cohen.

Barak Bar-Cohen Indemnification Agreement:

On May 4, 2012, Barak Bar-Cohen, the Company's Chief Executive Officer, was elected to the Company's Board of Directors. On May 17, 2012, Mr. Bar-Cohen entered into an Indemnification Agreement (the “Bar-Cohen Indemnification Agreement”) with the Company effective as of April 1, 2012. Pursuant to the terms of the Bar-Cohen Indemnification Agreement, the Company agreed to indemnify Mr. Bar-Cohen as provided in the Bar-Cohen Indemnification Agreement and to the fullest extent now or hereafter permitted by applicable law in the event that Mr. Bar-Cohen was or is made or is threatened to be made a party to or a participant or witness in any proceeding, by reason of his role as an officer or director of the Company or by reason of anything done or not done by Mr. Bar-Cohen in any such capacity, against all costs, expenses (including attorneys’ fees and disbursements), judgments, fines (including excise taxes and penalties), liabilities, amounts paid in settlement by or on behalf of Mr. Bar-Cohen and expenses actually and reasonably incurred by or on behalf of Mr. Bar-Cohen in connection with such proceeding or any claim, issue or matter therein, if Mr. Bar-Cohen acted in good faith and in a manner Mr. Bar-Cohen reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal proceeding, had no reasonable cause to believe Mr. Bar-Cohen’s conduct was unlawful.

Gavin Campion Separation and Severance Agreement

Mr. Gavin Campion, the Company’s President, entered into a Separation and Severance Agreement (the “Campion Separation and Severance Agreement”) on May 14, 2012, pursuant to which Mr. Campion resigned as President effective as of April 19, 2012. The Company will pay Mr. Campion an amount equal to the previous twelve (12) months base salary (a total of US$295,000), to paid in nine equal monthly installments, from Aug 15, 2012 to April 15, 2013. Such monthly payments shall be fully accelerated in the event the company completes a financing. The Company completed such financing in an equity offering which closed on May 17, 2012.

Christopher Williams Separation Agreement

Mr. Christopher Williams, the Company’s Chief Technology Officer, entered into a Separation Agreement (the “Williams Separation Agreement”) on March 31, 2012, pursuant to which Mr. Williams; employment with the Company will be terminated effective July 15, 2012. Mr. Williams’ final day as Chief Technology Officer was March 31, 2012 and he will be paid his salary for 14 weeks in lieu of notice (through July 15, 2012).

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Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Subsection (b):

Reference is made to the Campion Separation and Severance Agreement and the Williams Separation Agreement described in Item 1.01.

Effective May 15, 2012, Robin Smyth resigned as the Chief Financial Officer of the Company. Subject to finalization of a definitive agreement, Mr. Smyth will assume the position of Senior Vice President of Corporate Development responsible for among other things, the divestiture of certain Company operations. Mr. Smyth’s base compensation will be unchanged, he will receive a bonus equal to fifty percent of his base compensation and a severance payment equal to six months base salary upon termination of his employment.

Subsection (c):

Reference is made to the Bar-Cohen Employment Agreement and the Bar-Cohen Amendment described in Item 1.01 above.

Subsection (d):

Reference is made to the Bar-Cohen Indemnification Agreement described in Item 1.01 above.

The Bar-Cohen Employment Agreement, the Bar-Cohen Amendment, the Bar-Cohen Indemnification Agreement, the Campion Separation and Severance Agreement and the Williams Separation Agreement are filed as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6, respectively, to this Current Report on Form 8-K and such documents are incorporated herein by reference. The foregoing is only a brief description of the material terms of the Bar-Cohen Employment Agreement, the Bar-Cohen Amendment, the Bar-Cohen Indemnification Agreement, the Campion Separation and Severance Agreement, the Smyth Transition Agreement and the Williams Separation Agreement, does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to such exhibits.

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Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits. The exhibit listed in the following Exhibit Index is filed as part of this current report.

Exhibit No.	Description

10.1	Employment Agreement, dated July 1, 2011, between KIT digital, Inc. and Barak Bar-Cohen.

10.2	Amendment to Employment Agreement, dated May 15, 2012, between KIT digital, Inc. and Barak Bar-Cohen.

10.3	Indemnification Agreement, dated May 15, 2012, between KIT digital, Inc. and Barak Bar-Cohen.

10.4	Separation and Severance Agreement, dated May 14, 2012, between KIT digital, Inc. and Gavin Campion.

10.5	Termination Agreement, dated March 31, 2012, between KIT digital, Inc. and Christopher Williams.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIT DIGITAL, INC.

Date: May 21, 2012	By:	/s/ Barak Bar-Cohen
Barak Bar-Cohen
Chief Executive Officer